                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  ORCHARD SUPPLY HARDWARE STORES CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                  ORCHARD SUPPLY HARDWARE STORES CORPORATION
                               6450 Via Del Oro
                          San Jose, California 95119

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1996


TO THE STOCKHOLDERS OF ORCHARD SUPPLY HARDWARE STORES CORPORATION

     The 1996 Annual Meeting of Stockholders (the "1996 Annual Meeting") of Orchard Supply Hardware Stores Corporation (the "Company") will be held at 2:00 p.m., Pacific Time, on Thursday, May 23, 1996 at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

     1. To elect eight Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

     2. To approve an amendment to the 1993 Stock Option Plan to increase the number of shares reserved for issuance thereunder.

     3. To approve the adoption of the 1996 Non-Employee Directors Stock Option Plan.

     4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 26, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 4, 1996 will be entitled to notice of and to vote at the 1996 Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended January 28, 1996 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.


                             By Order of the Board of Directors


                             MICHAEL SEDA
                             Secretary

April 10, 1996
San Jose, California

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                ---------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MICHAEL SEDA, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 6450 VIA DEL ORO, SAN JOSE, CALIFORNIA 95119.

                  ORCHARD SUPPLY HARDWARE STORES CORPORATION
                               6450 VIA DEL ORO
                          SAN JOSE, CALIFORNIA 95119

                                ---------------

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1996

                                ---------------

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders (the "1996 Annual Meeting") to be held on Thursday, May 23, 1996 at 2:00 p.m., Pacific Time, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1996 Annual Meeting were mailed or delivered to the stockholders of the Company on or about April 10, 1996.

MATTERS TO BE CONSIDERED

     The 1996 Annual Meeting has been called to (1) elect eight Directors of the Company to serve during the ensuing year and until their successors are elected and qualified, (2) approve an amendment to the 1993 Stock Option Plan to increase the number of shares reserved for issuance upon exercise of options granted thereunder, (3) approve the adoption of the 1996 Non-Employee Directors Stock Option Plan, (4) ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 26, 1997 ("fiscal 1996") and (5) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

     The Board has fixed the close of business on April 4, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1996 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 7,528,448 shares of the Company's Common Stock.

QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1996 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Director nominees who receive the greatest number of votes at the 1996 Annual Meeting will be elected to the Board of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of Directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     All proxies which are properly completed, signed and returned prior to the 1996 Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the 1996 Annual Meeting and expressing a desire to vote his or her shares in person.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of March 19, 1996 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's capital stock, (ii) each Director, nominee for Director and certain executive officers of the Company, individually, and (iii) all Directors and executive officers as a group:

                                    NAME OF                        AMOUNT
TITLE OF CLASS                BENEFICIAL OWNER(1)            BENEFICIALLY OWNED  PERCENT OF CLASS
- --------------     ---------------------------------------   ------------------  ----------------
Common Stock        Freeman Spogli & Co.(2)(3).............       1,604,043           18.2%
                      Ronald P. Spogli
                      William M. Wardlaw
                      J. Frederick Simmons
                      Matt L. Figel(4)
                    RCM General Corporation(5).............         490,000            6.5%
                    FMR Corp.(6)...........................         384,000            5.1%
                    Dimensional Fund Advisors Inc.(7)......         370,000            4.9%
                    Maynard Jenkins(8).....................          62,067            *
                    Stephen M. Hilberg(9)..................          22,597            *
                    Morton Godlas..........................           2,500            *
                    William A. Hall........................           1,200            *
                    Mac Allen Culver.......................              --             --
                    Joseph A. DiRocco(9)...................          11,802            *
                    Robert A. Lewis(9).....................          37,972            *
                    Robert J. Wittman......................              --             --
                    Directors and Executive Officers as a..         177,493            2.3%
                    Group (15 persons)(2)(3)(9)...........

6% Cumulative       Freeman Spogli & Co.(3)................         800,000            100%
Convertible
Preferred Stock

- --------------
*  Less than 1%

(1) Except as otherwise indicated below, the persons named have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) 324,043 shares of Common Stock are owned by FS Equity Partners II, L.P. ("FSEP II"). As general partner of FSEP II, Freeman Spogli & Co. ("FS&Co.") has the sole power to vote and dispose of such shares. Messrs. Simmons, Spogli and Wardlaw and Bradford M. Freeman and John M. Roth are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock indicated as beneficially owned by FS&Co. The business address of FS&Co., its general partners and FSEP II is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.
(3) 772,135 shares and 27,865 shares of 6% Cumulative Convertible Preferred Stock, $.01 par value per share ("Convertible Preferred Stock"), are owned by FS Equity Partners III, L.P. ("FSEP III") and FS Equity Partners International, L.P. ("FSEP International"), respectively, and are convertible into 1,235,416 shares and 44,584 shares of Common Stock, respectively. As general partner of FS Capital Partners, L.P. ("FS Capital"), which is general partner of FSEP III, FS Holdings, Inc. ("FSHI") has the sole power to vote and dispose of the shares owned by FSEP III. As general partner of FS&Co. International, L.P. ("FS&Co. International"), which is the general partner of FSEP International, FS International Holdings Limited ("FS International Holdings") has the sole power to vote and dispose of the shares owned by FSEP International. Messrs. Freeman, Simmons, Spogli, Wardlaw and Roth and Charles P. Rullman are the sole Directors, officers and shareholders of FSHI and FS International Holdings, and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock owned by FSEP III and FSEP International. The business address of FSEP III, FS Capital, FSHI and its sole Directors, officers and shareholders is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025 and the business address of FSEP International, FS&Co. International and FS International Holdings is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, B.W.I.
(4) Mr. Figel is an employee of an affiliate of FS&Co.
(5) As reported in a Schedule 13G dated February 7, 1996 filed jointly with the Securities and Exchange Commission (the "Commission") by RCM Capital Management ("RCM Capital"), RCM Limited L.P. ("RCM Limited") and RCM General Corporation ("RCM General"), each has claimed sole voting power with respect to 436,000 shares of Common Stock and sole dispositive power with respect to 491,000 shares. As the general partner of RCM Limited, which is the general partner of RCM Capital, RCM General may be deemed to be the beneficial owner of such shares. RCM Capital is an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940.
(6) As reported in a Schedule 13G dated February 14, 1996 filed jointly with the Commission by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson, FMR has claimed sole voting power with respect to 35,000 shares and each has claimed sole dispositive power with respect to 384,000 shares.
(7) As reported in a Schedule 13G dated February 7, 1996 filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional has claimed sole voting power with respect to 258,000 shares of Common Stock and sole dispositive power with respect to 370,000 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
(8) 35,920 shares of Common Stock are held by Maynard L. Jenkins, Jr. and Susan
    M. Jenkins, Co-Trustees under the Living Trust dated November 10, 1988. The amount stated includes 26,147 shares of Common Stock covered by options which are exercisable within 60 days following March 19, 1996.
(9) The amounts stated include 12,637, 10,012, 5,802 and 79,314 shares of Common Stock covered by options which are exercisable within 60 days following March 19, 1996 with respect to Messrs. Hilberg, Lewis and DiRocco and all Directors and executive officers as a group, respectively.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     Eight Directors are to be elected at the 1995 Annual Meeting to serve until the next Annual Meeting of stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS.

     Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, except Mr. Wardlaw, who is not standing for re-election, and the year in which each incumbent Director was first elected as a Director of the Company. Information is also set forth concerning Mr. Culver, the nominee to fill the position being vacated by Mr. Wardlaw. Each nominee has furnished the information as to his beneficial ownership of Common Stock and Convertible Preferred Stock as of March 19, 1996 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected.

                                                         DIRECTOR
NAME                     AGE  POSITION WITH THE COMPANY   SINCE
- ----                     ---  -------------------------   -----
Maynard Jenkins           53  President, Chief Executive   1989
                              Officer and
                              Director
Stephen M. Hilberg        52  Vice President-Finance,      1989
                              Chief Financial
                              Officer and Director
Matt L. Figel             36  Director                     1995
Morton Godlas*+           72  Director                     1993
William A. Hall+          64  Director                     1995
J. Frederick Simmons*     41  Director                     1989
Ronald P. Spogli*         48  Director                     1989
Mac Allen Culver          54  Nominee for Director          --

- ----------------
* Member of the Compensation Committee.
+ Member of the Audit Committee.

     Mr. Jenkins has served as President of the Company and a Director since May 1989 and as Chief Executive Officer since 1986. Before joining the Company, Mr. Jenkins served as the President and Chief Operating Officer of Pay 'n Save, Inc., a retail drug store chain. Mr. Jenkins is also a member of the Board of Directors of Ross Stores, Inc., an off-price retail apparel chain.

     Mr. Hilberg has served as Chief Financial Officer and Vice President-Finance of the Company since 1981. From 1978 to 1981, Mr. Hilberg served as the Corporate Controller of Franklin Stores, a retail chain of discount department and ladies' apparel stores.

     Mr. Figel has been employed by an affiliate of FS&Co., a private investment company, since 1986. Mr. Figel is also a member of the Board of Directors of Buttrey Food and Drug Stores Company.

     Mr. Godlas is a management consultant with more than 45 years of retail experience. Since 1982, Mr. Godlas has been President and Chief Executive Officer of M. Godlas, Inc., a retail consulting firm. From 1978 to 1982, Mr. Godlas was Corporate Senior Vice President-General Merchandise at Lucky Stores, Inc., a retail supermarket chain.

     Mr. Hall founded Sight & Sound Distributing Company, a media and software distribution company, in 1984 and has served as President and Chief Executive Officer since that time.

     Mr. Simmons joined FS&Co. in 1986 and became a general partner in January 1991. Mr. Simmons is also a member of the Board of Directors of Buttrey Food and Drug Stores Company and EnviroSource, Inc.

     Mr. Spogli is a founding partner of FS&Co., which was founded in 1983. Mr. Spogli is the Chairman of the Board and a Director of EnviroSource, Inc. Mr. Spogli also serves on the Board of Directors of Mac Frugal's Bargains . Close-Outs Inc. and Buttrey Food and Drug Stores Company and on the Board of Representatives of Brylane, L.P.

     Mr. Culver has served as President and Chief Operating Officer of St. Ives Laboratories, Inc., a hair and skin care company, since 1987. Mr. Culver has 20 years of retail industry experience. He served as Chairman and Chief Executive Officer of Pay 'n Save, Inc., a retail drug store chain, from 1985 to 1986 and President and Chief Executive Officer of Gray DrugFair, another retail drug store chain, from 1984 to 1985. Mr. Culver is also a member of the Board of Directors of St. Ives Laboratories, Inc. and IVC Industries, Inc.

     The Company, FSEP II, FSEP III and FSEP International have entered into a Management Rights Agreement, effective as of January 1, 1995, pursuant to which FSEP III can substantially participate in, or substantially influence the conduct of, the management of the Company and its business.

                            THE BOARD OF DIRECTORS

COMMITTEES

     The standing committees of the Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). The Audit Committee, which presently consists of Messrs. Godlas and Hall, met once during the fiscal year ended January 28, 1996 ("fiscal 1995"). The Compensation Committee, which presently consists of Messrs. Godlas, Simmons and Spogli, met twice during fiscal 1995.

     The Audit Committee recommends to the Board the engagement or discharge of the Company's independent auditors; reviews with the independent auditors the scope, timing and plan for the annual audit, any non-audit services and the fees for audit and other services; reviews outstanding accounting and auditing issues with the independent auditors; and supervises or conducts such additional projects as may be relevant to its duties. The Audit Committee is also responsible for reviewing and making recommendations with respect to the Company's financial condition, its financial controls and accounting practices and procedures.

     The Compensation Committee recommends to the Board compensation policies and guidelines for the Company's executives and oversees the granting of incentive compensation, if any, to such persons. The Compensation Committee also administers the Company's bonus and stock option plans. See "Report of the Compensation Committee of the Board of Directors."

MEETINGS AND REMUNERATION

     During fiscal 1995, the Board held four meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 1995 and (ii) the total number of meetings held by all committees of the Board during that period within which he was a Director or member of such committee of the Board.

     Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified. Except for non-employee Directors of the Company who are not affiliated with FS&Co. ("Outside Directors"), Directors do not receive compensation for service on the Board or any committee of the Board. All Directors are reimbursed for their out-of-pocket expenses in serving on the Board and any committee of the Board. Outside Directors receive an annual retainer of $10,000 plus $1,500 for each regular Board meeting attended. The Company has adopted a stock option plan for Outside Directors and proposes to adopt a new stock option plan for Outside Directors. See "1993 Non-Employee Directors Stock Option Plan" and "Proposal 3."

1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     Outside Directors of the Company are eligible to participate in the 1993 Non-Employee Directors Stock Option Plan (the "1993 Directors Plan"). Participants in the 1993 Directors Plan may be granted options to purchase shares of the Company's Common Stock at a purchase price determined by the Compensation Committee. Options granted under the 1993 Directors Plan are not intended to qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In no event shall such purchase price be less than 85% of the fair market value of the underlying shares at the time the option is granted, or less than 110% of the fair market value in the case of any participant who owns capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or its subsidiaries. Up to 10,000 shares of the Company's Common Stock may be issued under the 1993 Directors Plan upon the exercise of options granted thereunder, which options vest and become exercisable in annual installments of 20% per year over five years. As of March 19, 1996, options covering 10,000 shares of Common Stock had been granted under the 1993 Directors Plan, 2,000 of which had been exercised.


             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     Set forth in the table below are the names, ages and current offices held by all executive officers of the Company.

                                                                                  EXECUTIVE OFFICER
NAME                   AGE                POSITION WITH THE COMPANY                     SINCE
- ----                   ---                -------------------------                     -----
Maynard Jenkins        53      President, Chief Executive Officer and Director           1986
Dale D. Ward           46      Executive Vice President and Chief Operating              1996
                               Officer
Stephen M. Hilberg     52      Vice President-Finance, Chief Financial                   1981
                               Officer and Director
William G. Collard     58      Vice President-Distribution                               1986
Joseph A. DiRocco      46      Vice President-Marketing                                  1986
Robert A. Lewis        50      Vice President-Purchasing and General                     1986
                               Merchandise Manager
Carolyn J. McInnes     51      Vice President-Human Resources                            1986
Lee Nemechek           62      Vice President-Stores                                     1990
Ronald R. Stahl        36      Vice President-Store Planning/Real Estate                 1996

     Executive officers of the Company are elected by and serve at the discretion of the Board. Other than Mr. Jenkins, no arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. See "Employment Agreement." None of the executive officers has any family relationship to any nominee for Director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all executive officers except Messrs. Jenkins and Hilberg. See "Information Concerning Incumbent Directors and Nominees to Board of Directors."

     Mr. Ward has served as Executive Vice President and Chief Operating Officer since April 1996. He has over 25 years of retail management experience. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a super drug store chain, from 1994 to 1995 and as Chairman and Chief Executive Officer of Ben Franklin Stores Inc., a variety and craft store chain, from 1988 to 1993.

     Mr. Collard has served as Vice President-Distribution of the Company since 1986. Mr. Collard joined the Company in 1979 and has over 30 years of warehousing and distribution experience. Prior to joining the Company, Mr. Collard served for seven years as the Operations Supervisor for Fleming Foods, a wholesale grocery distribution company, and for nine years as the Warehouse Foreman for Louis Stores, a retail grocery chain. Mr. Collard is currently responsible for the Company's warehouse and distribution activities.

     Mr. DiRocco has served as Vice President-Marketing of the Company since 1986. From 1983 to May 1986, Mr. DiRocco worked in the marketing and advertising departments of the Company. Mr. DiRocco joined the Company in 1983 and has over 15 years of marketing experience in the retail industry.

     Mr. Lewis has served as Vice President-Purchasing and General Merchandise Manager of the Company since 1986. Mr. Lewis began his career at the Company in 1961 and is responsible for all aspects of the Company's merchandising and buying program.

     Ms. McInnes has served as Vice President-Human Resources of the Company since 1986. Ms. McInnes joined the Company in 1979 as Director of Training. She is responsible for all of the Company's training, personnel, wage and benefits related matters.

     Mr. Nemechek joined the Company in March 1987 as a Regional Manager and was promoted to Vice President-Stores in July 1990. Prior to joining the Company, Mr. Nemechek had over 30 years of experience in grocery and general merchandise retailing. Mr. Nemechek is responsible for all aspects of store operations.

     Mr. Stahl joined the Company in February 1987 and has served as the Director of Store Planning since January 1992. Mr. Stahl was promoted to Vice President Store Planning and Real Estate in February 1996. Mr. Stahl has over 17 years of retail construction experience and is responsible for all aspects of construction, real estate and store facilities.


COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company paid or accrued by the Company for each of the fiscal years in the three year period ended January 28, 1996 to (i) the President and Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company:


                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                 ---------------------------------
                                              ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                                 ---------------------------------------------   -----------------------   -------
                                                                                              SECURITIES
                                                                     OTHER       RESTRICTED   UNDERLYING
                                                                     ANNUAL        STOCK       OPTIONS/     LTIP
      NAME AND PRINCIPAL         YEAR   SALARY(1)   BONUS(1)(2)   COMPENSATION     AWARDS      SARS(4)     PAYOUTS      ALL OTHER
          POSITIONS                        ($)        (3)(5)          ($)           ($)          (#)         ($)     COMPENSATION(5)
- ------------------------------   ----   ---------   -----------   ------------   ----------   ----------   -------   ---------------
Maynard Jenkins ..............   1995    337,692      487,794          --            0          20,000        0          18,730
  President and Chief            1994    325,000      240,351          --            0              --        0           9,956
  Executive Officer              1993    318,000      330,701          --            0           7,500        0          18,795

Stephen M. Hilberg ...........   1995    125,338       70,088          --            0           8,000        0          18,766
  Vice President-Finance and     1994    123,031       21,752          --            0              --        0          10,028
  Chief Financial Officer        1993    119,054       43,504          --            0           4,500        0          13,353

Robert A. Lewis ..............   1995    107,654       59,858          --            0           5,000        0          17,281
  Vice President-Purchasing      1994    106,116       18,735          --            0              --        0           9,166
  and General Merchandise        1993    102,319       37,470          --            0           3,000        0          10,577
  Manager

Joseph A. DiRocco ............   1995     96,804       52,567          --            0           5,000        0          16,718
  Vice President-Marketing       1994     96,804       17,146          --            0              --        0          13,135
                                 1993     93,692       34,292          --            0           3,000        0          14,989

Robert J. Wittman(6) .........   1995    240,000      155,269          --            0          15,000        0          11,124
  Executive Vice President       1994         --           --          --            0              --        0              --
  and Chief Operating Officer    1993         --           --          --            0              --        0              --


- --------------
(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Represents payments made to executive officers pursuant to the Company's Performance Bonus Plan (defined below) and bonuses paid to Maynard Jenkins of $100,000 for fiscal 1993 and $125,000 for each of fiscal 1994 and 1995 pursuant to his employment agreement. See "Employment Agreement."
(3) The Company has instituted a bonus plan (the "Performance Bonus Plan") covering senior management (the President and eight Vice Presidents) which provides for annual bonus payments based upon the Company's performance against annually established target levels. For fiscal 1993 and fiscal 1995, annual bonus payments were based on the targets in effect for that year. For fiscal 1994, although no bonus was payable under the annually established targets, the Compensation Committee concluded that senior management merited bonuses based on its performance in managing the significant expansion undertaken during the year. See "Report of the Compensation Committee of the Board of Directors."
(4) Represents options granted under the Company's 1993 Stock Option Plan (the "1993 Plan"). The options granted under the 1993 Plan were granted at fair market value on the date of the grant, were for a term of ten years and vest in four equal annual installments, commencing on the date of grant. The exercise price was $17.10 for fiscal 1993 grants and $7.75 for fiscal 1995 grants.
(5) For Mr. Jenkins, amount includes: (i) $2,250 matching contributions to the Company's 401(k) plan, (ii) $5,358 profit-sharing payments, (iii) $10,000 matching savings bonus, (iv) $669 automobile allowance and (v) $453 in payments toward group life insurance plan. For Mr. Hilberg, amount includes: (i) $2,250 matching contributions to the Company's 401(k) plan,
    (ii) $5,358 profit-sharing payments, (iii) $10,000 matching savings bonus,
    (iv) $705 automobile allowance and (v) $453 in payments toward group life insurance plan. For Mr. Lewis, amount includes: (i) $2,055 matching contributions to the Company's 401(k) plan, (ii) $4,774 profit-sharing payments, (iii) $10,000 matching savings bonus and (iv) $453 in payments toward group life insurance plan. For Mr. DiRocco, amount includes: (i) $1,870 matching contributions to the Company's 401(k) plan, (ii) $4,221 profit-sharing payments, (iii) $10,000 matching savings bonus, (iv) $183 automobile allowance and (v) $444 in payments toward group life insurance plan. For Mr. Wittman, amount includes: (i) $10,000 matching savings bonus,
    (ii) $702 automobile allowance and (iii) $422 in payments toward group life insurance plan. Itemized disclosure of amounts of other compensation in fiscal 1994 and fiscal 1993 is not required.
(6) Mr. Wittman resigned from the Company in March 1996.

EMPLOYMENT AGREEMENT

  Mr. Jenkins is party to an employment agreement which was amended in February 1996 to provide for a base annual salary of not less than $525,000 per year and bonuses and fringe benefits determined from time to time by the Company. The amendment eliminated an additional $125,000 guaranteed bonus paid to Mr. Jenkins annually. Except in the event of termination of employment for cause, death or disability, the current term of Mr. Jenkins' employment agreement will expire on December 31, 1999. The employment agreement shall automatically renew for a two year term on each expiration date until notice of termination is given by the Company. Upon termination of employment for death or disability, Mr. Jenkins is entitled to a severance payment equal to six months of his salary. Upon termination of employment other than for cause, death or disability, Mr. Jenkins is entitled to a severance payment consisting of three years' base salary plus the target bonus applicable to the earning year in progress at the date of termination, provided, however, that such severance payment shall not exceed the limits imposed by Section 280G of the Code.

STOCK OPTIONS

  Options covering 111,200 shares were granted by the Company during fiscal
1995.

  The following table sets forth information concerning options granted to the President and Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company during fiscal 1995.

                              OPTION GRANTS TABLE

                                       INDIVIDUAL GRANTS
                      ---------------------------------------------------
                        NUMBER OF                                          POTENTIAL REALIZABLE VALUE
                       SECURITIES    % OF TOTAL                              AT ASSUMED ANNUAL RATES
                       UNDERLYING   OPTIONS/SARS                           OF STOCK PRICE APPRECIATION
                      OPTIONS/SARS   GRANTED TO   EXERCISE OF                    FOR OPTION TERM
                       GRANTED (1)  EMPLOYEES IN  BASE PRICE   EXPIRATION  ---------------------------
                           (#)      FISCAL YEAR     ($/SH)        DATE        5% ($)        10% ($)
                      ------------  ------------  -----------  ----------  ------------  -------------
Maynard Jenkins.....     20,000         18.0         7.75       03/03/05      97,479        247,030
Stephen M. Hilberg..      8,000          7.2         7.75       03/03/05      38,991         98,812
Robert A. Lewis.....      5,000          4.5         7.75       03/03/05      24,370         61,758
Joseph A. DiRocco...      5,000          4.5         7.75       03/03/05      24,370         61,758
Robert J. Wittman...     15,000         13.5         7.75       03/03/05      73,109        185,273

______________
(1) All of the options set forth in the table above were granted pursuant to the 1993 Plan. For a discussion of the material terms of these options, see "Proposal 2."

  The following table sets forth information concerning the aggregate number of options exercised by each of the executive officers named in the "Summary Compensation Table" during fiscal 1995 and outstanding options held by each such officer as of January 28, 1996.

                   OPTION EXERCISES AND YEAR END VALUE TABLE

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING
                                                     UNEXERCISED OPTIONS/      VALUE OF UNEXERCISED
                                                           SARS AT                  IN-THE-MONEY
                                                    JANUARY 28, 1996(1)(#)        OPTIONS/SARS AT
                                                    ----------------------     JANUARY 28, 1996($)(2)
                      SHARES ACQUIRED     VALUE          EXERCISABLE/       ---------------------------
         NAME         ON EXERCISE(#)   REALIZED($)       UNEXERCISABLE      EXERCISABLE / UNEXERCISABLE
- --------------------  ---------------  -----------  ----------------------  ---------------------------
Maynard Jenkins.....        --              --         21,147 / 16,875         314,018  / 279,890
Stephen M. Hilberg..        --              --         10,637 /  7,125         152,868  / 115,059
Robert A. Lewis.....        --              --          8,762 /  4,500         130,339  /  72,299
Joseph A. DiRocco...        --              --          4,552 /  4,500          58,580  /  72,299
Robert J. Wittman...       3,750          37,500         --   / 11,250            --    / 198,281

- --------------
(1) Represents options granted under the 1993 Plan, under the Company's Amended 1989 Nonqualified Stock Option Plan (the "1989 Plan") and to Maynard Jenkins pursuant to a Nonqualified Stock Option Agreement. See "Summary Compensation Table."
(2) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported on the Nasdaq National Market as of January 26, 1996, ($25.375 per share)) and multiplying the resulting number by the number of underlying shares of Common Stock.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

          The Compensation Committee of the Board is comprised of Messrs. Godlas, Simmons and Spogli. The Compensation Committee establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the 1989 Plan, the Non-Employee Directors Plan and the 1993 Plan.

          The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's executive officers for fiscal 1995.

COMPENSATION POLICY

          The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) bonuses based on corporate performance and on the achievement of specified performance objectives through the Performance Bonus Plan and (ii) stock options through the 1989 Plan and the 1993 Plan. The Compensation Committee believes that cash compensation in the form of salary and performance-based bonuses provides company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long term performance and success of the Company.

          Base Salary. For fiscal 1995, the Compensation Committee approved the base salaries of the executive officers based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, (ii) performance and profitability of the Company in fiscal 1994 and
(iii) individual performance reviews for fiscal 1994, which was the most important factor. In its survey of comparable executive officer salaries, the Compensation Committee relied on information regarding salaries paid to executive officers in the Company's Peer Group Index, where such information was available, and to a lesser extent, salaries paid to executive officers in the retail industry in general. The Compensation Committee was able to obtain salary information for five of the seven companies in the Peer Group Index. See "Company Performance." The Compensation Committee adjusted the salary information it collected to take into account varying sales volume and geographic regions of the companies involved. For fiscal 1995, executive officers generally received raises in their annual base salary, which raises ranged from approximately 4% to 7% of annual base salary. The President and Chief Executive Officer received the largest raise of $30,000, representing an increase of approximately 6.7% in his annual guaranteed compensation.

          Bonuses. Annual incentives under the Performance Bonus Plan for the President and Chief Executive Officer and the other named executive officers are intended to reflect the Company's belief that management's contribution to stockholder returns (via increasing stock price) comes from maximizing earnings and the quality of those earnings. Awards under the Performance Bonus Plan are based largely on the Company's attainment of annually established performance targets and each participant's target bonus is fixed as a percentage of his or her base salary. For fiscal 1993 the Company's performance targets were based on "EBDIT" (earnings before depreciation, amortization of deferred charges, LIFO adjustment, interest and income taxes) and "Free Cash Flow" (EBDIT minus capital expenditures and plus or minus the change in working capital). For fiscal 1994 and fiscal 1995, the Compensation Committee based the Company's targets on operating income (earnings before interest, income taxes and extraordinary items), reflecting the Compensation Committee's belief that an earnings-based approach more appropriately reflects contributions to stockholder value for a
public company than a cashflow-based approach.   Under the Performance Bonus
Plan, if the Company's performance targets are attained, participants will receive their full target bonus. Bonus levels are reduced proportionately if the Company's actual performance does not meet the targeted performance levels down to a floor of target performance minus 25% of pre-tax income, below which point no bonus will be earned. If the Company's performance targets are exceeded, additional bonuses equal to 10% of the amount of the excess will also be payable under the Performance Bonus Plan, allocated among participants proportionately based on their target bonus amounts. For fiscal 1995, participants in the Performance Bonus Plan were assigned target bonus amounts ranging from 20% to 30% of their base salaries. The varying percentages reflect the Compensation Committee's belief that, as an executive's duties and responsibilities increase, he or she will be increasingly responsible for the performance of the Company. For fiscal 1995, the Company's performance targets established by the Compensation Committee at the beginning of the year were exceeded by 14.5%. See "Summary Compensation Table."

          Stock Options. Options under the Company's 1993 Plan were granted to the executive officers of the Company, including the President and Chief Executive Officer, as well as 114 other employees of the Company, in March 1995. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long term growth and profitability. The Compensation Committee believes that option grants afford a desirable long term compensation method because they closely ally the interests of management with stockholder value and that grants of options are the best way to directly link the financial interests of management with those of stockholders. The vesting provisions of options granted under the 1993 Plan are designed to encourage longevity of employment with the Company.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

          The Compensation Committee believes that Maynard Jenkins, the Company's President and Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important portion of his compensation should be based on Company performance. Mr. Jenkins received an increase in his annual base salary of $30,000 in September 1995, representing an increase of approximately 6.7% of his annual guaranteed compensation. The increase was determined to be appropriate by the Compensation Committee based on (i) comparable chief executive compensation within the Company's Peer Group Index, where such information was available, and to a lesser extent, within the retail industry in general, each as adjusted for varying sales volumes and geographic region, (ii) improvements in the Company's performance and profitability in the first seven months of fiscal 1995 and (iii) a review of his individual performance during the first seven months of fiscal 1995. See "Company Performance." However, the baseline target bonus payable to Mr. Jenkins under the Performance Bonus Plan (30%) was not raised as a percentage of his base salary for fiscal 1995. In addition, for fiscal 1995, Mr. Jenkins was eligible to receive an additional performance bonus based upon the same Company performance targets applicable under the Performance Bonus Plan. If the performance targets are achieved, pursuant to this additional bonus program, Mr. Jenkins receives an additional bonus equal to 25% of his base salary and if the targets are exceeded, he receives a percentage of the excess amount up to a limit of an additional 12.5% (37.5% total) of his base salary. As the Company's performance targets were exceeded by 14.5% in fiscal 1995, Mr. Jenkins was paid a bonus of $487,794, which included the $125,000 guaranteed bonus under his employment agreement, his bonus under the Performance Bonus Plan and the maximum additional performance bonus of 37.5% of his base salary.

INTERNAL REVENUE CODE SECTION 162(M)

          Under Section 162 of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

          The foregoing report has been furnished by Messrs. Godlas, Simmons and Spogli.

                              COMPANY PERFORMANCE

          The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Stock Index and a Company-constructed Peer Group Index (as defined below) for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company-constructed Peer Group Index includes the following companies: Eagle Hardware & Garden, Inc., Grossman's Inc., Hechinger Company, Home Depot, Inc., Lowe's Companies, Payless Cashways, Inc., and Wolohan Lumber Company. Primary Standard Industrial Classification ("SIC") code was not a principal factor used in selecting the companies for the Peer Group Index. The Company competes directly with the companies in its Peer Group Index in substantially all product categories with the exception of lumber and building materials. Because the other companies in the Peer Group Index sell lumber and building materials, they are placed in a different primary SIC code even though lumber and building materials comprise only approximately one-third of those companies' businesses. Consequently, the Company believes that the companies selected, although not from the Company's SIC code, operate businesses comparable to the Company and provide the most accurate comparison to the Company's performance. None of the other companies in the Company's primary SIC code are substantial companies in the Company's market, with the exception of Ernst Home Center, Inc., which operates a business comparable to the Company but which has been excluded from the Peer Group Index because it has not been publicly traded for the full period covered by the performance graph. The Peer Group Index has been weighted for market capitalization at each data point.


                    COMPARISON OF CUMULATIVE TOTAL RETURN*
          AMONG ORCHARD SUPPLY HARDWARE, PEER GROUP AND BROAD MARKET

                             ORCHARD
Measurement Period           SUPPLY
(Fiscal Year Covered)        HARDWARE     PEER GROUP    BROAD MARKET
- -------------------          --------     ----------    ------------
Measurement Pt- 1993         $100.00        $100.00      $100.00
FYE 1994                     $100.00        $ 93.94      $120.70
FYE 1995                     $ 54.39        $110.46      $114.06
FYE 1996                     $178.07        $102.08      $159.71


                   ASSUMES $100 INVESTED ON MARCH 31, 1993.
               *TOTAL RETURNS ASSUMES REINVESTMENT OF DIVIDENDS.

                PROPOSAL 2--AMENDMENT OF 1993 STOCK OPTION PLAN

          At the 1996 Annual Meeting, the stockholders will be asked to approve an amendment (the "Amendment") to the Company's 1993 Stock Option Plan (the "1993 Plan"). On February 26, 1996, the Board adopted the Amendment, subject to stockholder approval as described herein, increasing the number of shares of Common Stock available for issuance upon the exercise of options granted under the 1993 Plan to 850,000. The 1993 Plan and information regarding options granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 1993 Plan, as amended by the proposed Amendment, which is attached as Exhibit A to this Proxy Statement.

          The purpose of the Amendment is to increase the number of shares of Common Stock available for option grants which can serve as an incentive and to encourage stock ownership by officers and key employees of the Company. On February 26, 1996, options to purchase 153,400 shares of Common Stock were granted under the 1993 Plan, leaving a balance of 15,025 additional shares of Common Stock which could be subject to options granted under the 1993 Plan. The Board believes that increasing the number of stock options available for grant under the 1993 Plan is advisable because such awards promote interest in the welfare of the Company by allowing such persons to share in the success of the Company and encouraging them to remain in the service of the Company. It also gives the Company a means to attract qualified new employees.

SUMMARY OF THE 1993 PLAN

          The 1993 Plan was adopted by the Board on November 19, 1993, amended by the Board on March 29, 1994 to comply with the then-recently adopted Section 162 of the Code and approved by the stockholders on May 20, 1994. Under the 1993 Plan, officers and key employees of the Company or its Subsidiaries may be granted options to purchase shares of Common Stock of the Company. The 1993 Plan permits the granting of both options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Code, and options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

          The purpose of the 1993 Plan and of granting options to specified persons is to further the growth, development and financial success of the Company and its directly or indirectly owned subsidiaries (individually, a "Subsidiary," and collectively, the "Subsidiaries"), by providing stock-based incentives to certain officers and key employees. By offering officers and key employees the opportunity to acquire shares of the Company's Common Stock, the Company can expand management's stake in the long term development, performance and financial success of the Company. In this way, the Company can directly link the interests of management to maximizing stockholder value. In the opinion of the Compensation Committee and of the Board, it is in the best interests of the Company and its stockholders to provide equity incentive programs designed to enable the Company to attract, retain and reward key employees.

          The persons who are eligible to receive grants of options under the 1993 Plan are, at the time of the grant, the officers and key employees of the Company and its Subsidiaries, including those Directors of the Company and the Subsidiaries who are also officers and key employees. Notwithstanding the foregoing, only officers and key employees who do not own capital stock possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary shall be eligible to receive grants of options. Any individual optionee may receive grants of options up to the maximum number of shares of Common Stock in respect of which options may be granted under the 1993 Plan.

          The 1993 Plan is administered by the Compensation Committee established by the Board, which has the power to construe and interpret the provisions of the 1993 Plan and any option granted thereunder. The Compensation Committee shall be constituted so as to permit the 1993 Plan to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the Exchange Act. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the 1993 Plan or any option granted under it.

          The number of shares of Common Stock in respect of which options may be granted under the 1993 Plan shall not exceed 850,000 shares. In the event of certain changes in the Company's capitalization or structure, an appropriate adjustment shall be made by the Compensation Committee in the number, kind or Option Price of shares as to which options may thereafter be granted and as to shares covered by unexercised outstanding options.

          Each option granted under the 1993 Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and the optionee which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (b) may contain such other terms and conditions as the Compensation Committee deems desirable and which are not inconsistent with the 1993 Plan. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each option and vesting schedule for each option shall be determined by the Compensation Committee.

          In no event may the Option Price of the shares underlying each Incentive Stock Option be less than the fair market value of such shares at the time the Incentive Stock Option is granted. The fair market value of such shares shall be determined in good faith by the Compensation Committee. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

          Options granted under the 1993 Plan may be exercised, to the extent vested, by the optionee by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Compensation Committee may approve from time to time. Options may only be exercised by the optionee, except in the event of death or disability (within the meaning of Section 22(e)(3) of the Code). No option granted to a person subject to Section 16 of the Exchange Act shall be exercisable during the first six months after the date such option is granted. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and, except in instances involving death or disability, options may be exercised during the lifetime of the optionee only by such optionee.

          Each option granted under the 1993 Plan shall set forth a termination date thereof, which shall be not later than 10 years from the date such option is granted subject to earlier termination or forfeiture as set forth below, or as otherwise set forth in each particular Option Agreement. Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the 1993 Plan and each outstanding option granted under the 1993 Plan shall terminate; provided that in such event each optionee shall, subject to certain limitations, have the right until one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any unexpired option or options issued to the optionee to the extent that said option is then vested and exercisable pursuant to the provisions of said option or options and of the exercise provisions of the 1993 Plan.

          Unless earlier terminated by the Board, the 1993 Plan shall terminate on November 19, 2003. The Compensation Committee may make such amendments to the 1993 Plan as it shall deem advisable. However, to the extent restricted by Rule 16b-3, the Compensation Committee may not, without approval of the stockholders, make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the 1993 Plan, (b) materially modify the requirements as to eligibility for participation in the 1993 Plan or (c) materially increase the benefits accruing to optionees under the 1993 Plan.

          Future participants in the 1993 Plan and the amounts of their allotments are to be determined by the Compensation Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 1993 Plan or the names or positions of or respective amounts of the allotment to any individual who may participate.

          At the 1996 Annual Meeting, stockholders will be asked to approve the Amendment to the 1993 Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 1996 Annual Meeting.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN.

                 PROPOSAL 3--ADOPTION OF THE 1996 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN

          At the 1996 Annual Meeting, the stockholders will be asked to approve the adoption of the Company's 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"). On February 26, 1996, the Board adopted, subject to stockholder approval as described herein, the 1996 Directors Plan. As options have been granted on all of the shares of Common Stock available for issuance under the 1993 Directors Plan, the Board has decided to adopt the 1996 Directors Plan, which has a number of new features, rather than amend the 1993 Directors Plan. The 1996 Directors Plan and information regarding options to be granted thereunder is summarized below, but these descriptions are subject to and qualified in their entirety by the full text of the 1996 Directors Plan, which is attached as Exhibit B to this Proxy Statement.

          The purpose of the 1996 Directors Plan is to provide present and prospective Outside Directors with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options. The 1996 Directors Plan is designed to link the Outside Directors' compensation more closely with the Company's performance. The options are not immediately exercisable and therefore only yield a benefit to the Outside Directors if the price of the Company's stock rises in the long term.

          Only Directors of the Company who are not employees of the Company or any of its Subsidiaries or affiliated with FS&Co. are eligible to participate in the 1996 Directors Plan. The 1996 Directors Plan shall be administered by the Board although, as discussed below, the grant of options is automatic. The expenses of administering the 1996 Directors Plan will be borne by the Company. The options granted under the 1996 Directors Plan do not qualify for treatment as incentive stock options under the provisions of Section 422 of the Code.

          The 1996 Directors Plan provides for options to be awarded under two different circumstances. First, each Outside Director will automatically be granted on the date of the annual meeting at which the Outside Director is initially elected (not including at each annual stockholder meeting at which the Outside Director is re-elected), an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the average closing price for the Company's Common Stock for the five trading days preceding the date of grant. These options vest and are exercisable in five equal annual installments commencing on the first anniversary of the date of grant.

          The second feature of the 1996 Directors Plan permits each Outside Director to elect, on the date of each annual meeting at which he or she is elected or re-elected, to receive an option to purchase shares of the Company's Common Stock in lieu of being paid that part of the Director's fee that is not dependent upon attendance at meetings or services as a chairperson for the ensuing year (the "Retainer Fee"). If the Outside Director makes such an election, on the six-month anniversary of the date of the election (the "Date of Grant") such Outside Director will be granted an option exercisable for a number of shares of the Company's Common Stock equal to the amount of the Outside Director's Retainer Fee divided by 20% of the fair market value of a share of Common Stock at the close of business on the Date of Grant. The exercise price for any such option will be 80% of the fair market value of the Company's Common Stock on the Date of Grant. These options vest and are exercisable on the date of the annual meeting of stockholders following the Date of Grant.

    Based on the slate of nominees for Directors, Messrs. Godlas, Hall and Culver will participate in the 1996 Directors Plan. Each of them may receive options in lieu of Retainer Fees, if such an election is made. Since the exercise price is not determinable at this time, it is not possible to state the terms of these grants, other than as provided herein.

    Upon exercise of the options granted under the 1996 Directors Plan, the exercise price must be paid to the Company in cash or by check. The options expire on the earlier of the tenth anniversary of the date of grant or six months after the recipient of the option ceases to be a Director. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Directors Plan is 75,000 (subject to adjustments to prevent dilution).

    The 1996 Directors Plan became effective, subject to stockholder approval, upon its adoption by the Company's Board of Directors on April 8, 1996. Awards may not be granted under the 1996 Directors Plan after April 8, 2006. The 1996 Directors Plan is designed to comply with Rule 16b-3.

     Subject to limitations imposed by law, the Board may amend or terminate the 1996 Directors Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Directors Plan of any rights thereunder without his or her consent; no such amendment will be effective without stockholder approval if stockholder approval is then required pursuant to Rule 16b-3 under the Exchange Act, or the applicable rules of any securities exchange; and to the extent prohibited by Rule 16b-3, the Plan may not be amended more than once every six months.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE 1993 PLAN AND 1996 DIRECTORS PLAN

     Based on current provisions of the Code, and the existing regulations thereunder, the anticipated federal income tax consequences with respect to options granted under the 1993 Plan and 1996 Directors Plan are as described below.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of any Incentive Stock Option. Additionally, the Company will not be entitled to any income tax deduction as the result of the grant or exercise of an Incentive Stock Option.

     Any gain or loss resulting from the subsequent sale of Common Stock acquired upon exercise of an Incentive Stock Option will be long term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the optionee upon exercise, so long as the optionee is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the optionee's death or disability prior to exercise of an Incentive Stock Option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long term capital gain or loss.

     If the subsequent sale of stock is made prior to the expiration of such two-year and one-year periods, the optionee will recognize ordinary income in the year of sale in an amount equal to the difference between the aggregate Option Price (the "Aggregate Option Price") of the Common Stock and the fair market value of the Common Stock on the date of exercise, provided that if such sale is a transaction in which a loss (if sustained) would have been recognized by the optionee, the amount of ordinary income recognized by the optionee will not exceed the excess (if any) of the amount realized on the sale over the Aggregate Option Price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the optionee upon such sale would then be taxable as capital gain, either long term or short term depending upon whether the Common Stock had been held for more than one year prior to sale.

     If the sale of Common Stock received upon exercise of an option qualifies for long term capital gain treatment, any gain from such a sale would be taxed at the current maximum federal income tax rate of 28% and ordinary income is currently taxed at a maximum federal income tax rate of 39.6%. The amount by which the fair market value of Common Stock purchased upon exercise of an Incentive Stock Option exceeds the Aggregate Option Price of such stock constitutes an item of tax preference that could then be subject to the alternative minimum tax in the year that the option is exercised.

     Nonqualified Stock Options. Generally, at the time of the grant of a Nonqualified Stock Option, no taxable income will be recognized by the optionee and the Company will not be entitled to a deduction. Upon the exercise of such an option, the optionee generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such optionee exceeds the Aggregate Option Price. However, if a sale of Common Stock received upon exercise of such option would subject the optionee to suit under Section 16(b) of the Exchange Act, the optionee will not recognize income (and the Company will not be entitled to a deduction) at the time such option is exercised unless the optionee makes an election to recognize income at that time. If such election is not made, the optionee will recognize income and the Company will be entitled to a deduction at the time when Section 16(b) of the Exchange Act would no longer apply to such sale.

     Income recognized by the optionee upon exercise of a Nonqualified Stock Option will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Pursuant to the 1993 Plan and 1996 Directors Plan, the exercise of each Nonqualified Stock Option shall be subject to the Company's determination that all withholding taxes and liabilities relating to the option have been satisfied.

     Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonqualified Stock Option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition the capital gain or loss will be long term.

     Exercising Options with Shares of Common Stock. To the extent an optionee pays all or part of the Option Price by tendering shares of Common Stock owned by the optionee, the tax consequences described above generally would apply. However, the number of shares received (upon exercise) equal to the number of shares surrendered in payment of the Aggregate Option Price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

     Under proposed Treasury regulations, if an optionee exercises an option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the optionee may recognize ordinary income at that time.

     Acceleration of Stock Options Upon Transfer of Control. Pursuant to the 1993 Plan, the exercisability of Nonqualified Stock Options and Incentive Stock Options may be accelerated. Such acceleration will likely be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes if it arises from any events connected with a change of control of the Company. If the present value of all of the optionee's parachute payments exceeds three times the optionee's average annual compensation for the past five years, the optionee will be subject to a special excise tax of 20% on the "excess parachute payment." Such tax will be applied to the amount of such parachute payment which is in excess of the greater of such average annual compensation of the optionee or an amount which the optionee establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such "excess parachute payment."

     Compensation Deduction Limitation. Upon exercise, options granted to a "covered employee" with an Option Price equal to or greater than the fair market value of the Common Stock at the time of grant should not be subject to the $1,000,000 deduction cap for compensation paid to certain executives of publicly held corporations such as the Company. The 1993 Plan should satisfy the rules governing exemption from the deduction cap for "performance based" compensation as (1) stockholders should have received adequate disclosure of the terms of the 1993 Plan in this Proxy Statement and (2) the 1993 Plan has been approved by a compensation committee consisting solely of two or more Independent Directors (defined below) of the Company. There is no acceleration of exercisability of options granted under the 1996 Directors Plan.

     Upon exercise, options granted to a covered employee with an Option Price less than the fair market value of the Common Stock at the time of grant would be subject to the $1,000,000 deduction cap for the Company. A "covered employee" is an optionee who, on the last day of the taxable year of the Company, is the Chief Executive Officer or one of the four other most highly compensated executive officers for proxy disclosure purposes. An "Independent Director" is a Director who is not (1) a current employee of the Company or related entity, (2) a former employee who is receiving compensation for prior services, (3) a former officer or (4) receiving compensation from the Company for personal services other than regular Directors' compensation.

     The foregoing summary of the effects of federal income taxation upon optionees and the Company with respect to shares of Common Stock issued under the 1993 Plan or the 1996 Directors Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

                 PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF
                 ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board has selected Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending January 26, 1997. Arthur Andersen LLP has audited the Company's financial statements annually since 1986. A member of that firm is expected to be present at the 1996 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Arthur Andersen LLP, if it should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint independent public accountants for fiscal 1996. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 1996.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1995, with the exception of Messrs. Figel and Hall, each of whom filed a late Form 3 to report his becoming a Director of the Company. Messrs. Figel and Hall own no securities of the Company and have had no other transactions to report.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1996 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the 1997 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 11, 1996 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

     A copy of the 1996 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K) is being mailed to each stockholder of record together with this Proxy Statement. The Company has also filed with the Commission its Annual Report on Form 10-K for the fiscal year ended January 28, 1996. This Report contains information concerning the Company and its operations. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO Kris McMullen at 6450 Via Del Oro, San Jose, California 95119. Such reports are not a part of the Company's soliciting material.

                           PROXIES AND SOLICITATION

     Proxies for the 1996 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company personally or by telephone. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies (plus paying fees of up to $5,000 to Chemical Mellon Shareholder Services, L.L.C. for soliciting such proxies from brokers and other persons holding stock in their names or in the names of nominees).

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.


                                 By Order of the Board of Directors



                                 MICHAEL SEDA
                                 Secretary


San Jose, California
April 10, 1996

                                   EXHIBIT A


                  ORCHARD SUPPLY HARDWARE STORES CORPORATION

                            1993 STOCK OPTION PLAN


  SECTION 1. DESCRIPTION OF PLAN. This is the 1993 Stock Option Plan, dated November 19, 1993 (the "Plan"), of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"). Under the Plan, officers and key employees of the Company or any of the directly or indirectly owned subsidiaries of the Company (individually, a "Subsidiary," and collectively, the "Subsidiaries"), to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). The Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

  SECTION 2. PURPOSE OF PLAN. The purpose of the Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to certain officers and key employees. By assisting such persons in acquiring shares of the Company's Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

  SECTION 3. ELIGIBILITY. The persons who shall be eligible to receive grants of Options under the Plan shall be, at the time of the grant, the officers and key employees of the Company and the Subsidiaries, including those Directors of the Company and the Subsidiaries who are also officers and key employees. Notwithstanding the foregoing in this Section 3, only officers and key employees who do not own capital stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary shall be eligible to receive grants of Options. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options to purchase up to a maximum of 850,000 shares of Common Stock. Such grants of Options under the Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof. Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may at any time or from time to time designate one or more Directors as ineligible for selection as a Participant under the Plan for any period or periods of time. The designation by the Board of a Director as ineligible for selection as a Participant under the Plan shall not affect Options previously granted to such Director under the Plan.

  SECTION 4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") established by the Board and composed of not less than two (2) members of the Board, none of whom shall be eligible for selection as Participants under the Plan and each of whom is an "outside director" (as such term is defined or interpreted for purposes of Section 162(m) of the Code. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act") and with and so as to ensure that all members of the Committee constitute "outside" directors under the provisions of
Section 162(m) of the Code. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer the Plan and, subject to the Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with the Plan, which terms and conditions need not be identical as to the various Options granted; (c) to interpret the Plan;
(d) to prescribe, amend and rescind rules relating to the Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under the Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

  SECTION 5. SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock in respect of which Options may be granted under the Plan shall not exceed 850,000 shares. All of the amounts stated in this Section 5 are subject to adjustment as provided in Section 12 hereof. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

  SECTION 6. OPTION PRICE. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined by the Committee, and shall be subject to adjustment as provided in Section 12 hereof.

  SECTION 7. RESTRICTIONS ON GRANTS; VESTING OF OPTIONS. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan after November 19, 2003. All Options granted pursuant to the Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. Vesting shall be determined by the Committee.

  SECTION 8. SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. In no event shall the Option Price of the shares underlying each Incentive Stock Option be less than the fair market value of such shares at the time the Incentive Stock Option is granted. The fair market value of such shares shall be determined in good faith by the Committee.

  SECTION 9. EXERCISE OF OPTIONS. Once vested, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule 16b-3. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional shares to be paid to the Participant. Once vested, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in each particular Option Agreement. No Option granted to a person subject to
Section 16 of the Exchange Act shall be exercisable during the first six (6) months after the date such Option is granted.

  SECTION 10. ISSUANCE OF COMMON STOCK. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable.
Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of the Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

  SECTION 11. NONTRANSFERABILITY. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by such Participant, subject to the provisions of Section 9 hereof.

  SECTION 12. ADJUSTMENTS UPON CAPITALIZATION AND CORPORATE CHANGES. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted. A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option.
In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

  SECTION 13. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (b) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

  SECTION 14. RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

  SECTION 15.  TERMINATION OF OPTIONS.

  (a) Each Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten (10) years from the date such Option is granted subject to earlier termination or forfeiture as set forth in Section 27 below, Section 15(b) hereof, or as otherwise set forth in each particular Option Agreement.

  (b) Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the Plan and each outstanding Option shall terminate; provided that in such event (i) each Participant who is not tendered an option by the surviving corporation in accordance with all of the terms of clause (ii) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until one (1) day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any unexpired Option or Options issued to the Participant to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 9 of the Plan; or (ii) in its sole and absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be so obligated to, tender to any Participant an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan and, if accepted by such Participant, such new option shall replace the Option under the Plan.

  SECTION 16. WITHHOLDING OF TAXES. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3. However, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

  SECTION 17. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall be effective on the date on which it is adopted by the Board, provided the Plan is approved by the stockholders of the Company within twelve (12) months of April 8, 1996 and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Participant hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. The Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Unless earlier terminated by the Board, the

Plan shall terminate on November 19, 2003. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

  SECTION 18. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

  SECTION 19. AMENDMENT OF PLAN. The Committee may make such amendments to the Plan as it shall deem advisable. However, to the extent restricted by Rule 16b-3, the Committee may not, without approval of the stockholders, make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 hereof), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan.

  SECTION 20. TRANSFERS AND LEAVES OF ABSENCE. For purposes of the Plan, (a) a transfer of a Participant's employment, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment and
(b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

  SECTION 21. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

  SECTION 22. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

  SECTION 23. GOVERNING LAW. The Plan and any Option granted pursuant to the Plan shall be construed under and governed by the laws of the State of California without regard to conflict of law provisions thereof except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

  SECTION 24. FINANCIAL INFORMATION. The Company shall provide Participants whose duties in connection with the Company would not assure access to financial information of the Company with annual financial information pertaining to the Company subject to the ability of the Company to exclude line items, such as research and development expenses, that the Committee determines the disclosure of which to third parties may have material adverse consequences to the Company.

  SECTION 25. NOT AN EMPLOYMENT AGREEMENT. Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment agreement to which a Participant is a party.

  SECTION 26. RULE 16B-3. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would not otherwise comply with, Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

  SECTION 27. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Option held by the Participant, the Option shall expire as of the date of such termination of employment and the Participant and the Participant's designee, legal representative or beneficiary shall forfeit any and all rights pertaining to such Option. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

                                   EXHIBIT B


                   ORCHARD SUPPLY HARDWARE STORES CORPORATION

                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


Section 1.    Purpose of Plan.

          The purpose of this 1996 Non-Employee Directors Stock Option Plan (the "Plan") of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"), is to provide present and prospective directors of the Company who are not employed by the Company or affiliated with Freeman Spogli & Co. Incorporated ("FS&Co.") with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options.

Section 2.    Persons Eligible Under Plan.

          Participation in this Plan is limited to non-employee directors who are not affiliated with FS&Co. A non-employee director (referred to herein as a "Director") is a director of the Company who, at the time stock options are granted to him or her under the Plan, is not an employee of the Company or of any subsidiary of the Company and who is not affiliated with FS&Co.

Section 3.    Administration.

          This Plan shall be administered by the Board of Directors (the "Board") of the Company. The grant of options (the "Options") to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") under this Plan and the amount, price and nature of the awards shall be automatic as described in Section 4. However, subject to the provisions of this Plan, the Board, in its sole and absolute discretion, is authorized to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                    (i) subject to Section 8, adopt, amend and rescind rules and regulations relating to this Plan;

                    (ii) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

                    (iii) interpret and construe this Plan and the terms and conditions of any Option granted hereunder.

Section 4.    Terms and Conditions of Options.

          (a) Amount, Exercise Price and Exercisability of Automatic Grants. Each Director shall automatically be granted, on the date of the Director's initial appointment or election to the Board of Directors and not on the date of any subsequent election or re-election of such Director, an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 7). The exercise price for each Option granted pursuant to this Section 4(a) shall be the Fair Market Value (as defined below) of the shares of Common Stock at the close of business on the date preceding the date of grant. The "Fair Market Value" of a share of Common Stock on any day shall be equal to the average closing price of the Company's Common Stock for the five trading days preceding such day reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average if the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock who is selected by the Board of Directors of the Company.

          (b) Amount, Exercise Price and Exercisability of Grants in Lieu of Annual Retainer Fees. In addition to the grants made pursuant to Section 4(a), each Director shall have the right, exercisable on the date of which such Director is appointed or elected, and on the date on which such Director is re-elected (the "Annual Meeting Date"), to make an irrevocable election to receive an Option in lieu of 100%, but not less than 100%, of the Director's Retainer (as defined hereafter) for the succeeding year. Such election must be in writing and signed by the Director making the election. The number of shares of Common Stock for which an Option granted pursuant to this Section 4(b) is exercisable shall be equal to the amount of the Retainer divided by 20% of the Fair Market Value of the Common Stock on the date of grant of such Option, which shall be the six-month anniversary of the Annual Meeting Date. The exercise price for an Option granted pursuant to this Section 4(b) shall be 80% of the Fair Market Value of the shares of Common Stock at the close of business on the date of grant. A Director's "Retainer" is the cash retainer that is not dependent upon attendance at meetings or service as a chairperson and which is fixed by the Board from time to time.

          (c) Vesting. An Option granted pursuant to Section 4(a) shall vest and become exercisable in five equal annual installments of 20% of the total number of shares of Common Stock subject to the Option beginning on the first anniversary of the date of grant. An Option granted pursuant to Section 4(b) shall vest and become exercisable on, and only if the recipient of the Option (the "Optionee") continues to serve as a Director until, the date of the Annual Meeting of Stockholders following the date of grant of such Option.

          (d) Manner of Exercise. Any vested and exercisable Option shall be exercised by the holder thereof by giving written notice, signed by such holder, to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full of the aggregate exercise price in cash or by check payable to the Company. No Option may be exercised with respect to any fractional share; cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder and subject to Section 4(b), the Company shall issue a stock certificate registered in the name of the Optionee exercising such Option, representing the number of shares of Common Stock issued to such Optionee upon exercise of the Option.

          (e) Termination or Expiration. Each Option shall expire on the earlier of the tenth anniversary of the date of grant or six months after the date the Optionee ceases to be a director of the Company.

          (f) Transferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, an Option may only be exercised by the Optionee or the Optionee's guardian or legal representative.

          (g) Payment of Withholding Taxes. If the Company is obligated by law to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the "Withholding Liability"), the Optionee shall, on the first date upon which the Company becomes obligated to pay the Withholding Liability to the appropriate taxing authority, pay the Withholding Liability to the Company in full in cash or by check.

          (h) Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Plan, no shares of Common Stock purchased upon exercise of an Option, and no certificate representing all or any part of such shares shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative of regulatory body having jurisdiction over the Company. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.

          (i) Stock Option Agreement. Each grant of an Option under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and the Optionee, dated as of the applicable date of grant. Each such agreement shall set forth the number of Common Shares subject to the Option, the exercise price and the date upon which the Option becomes exercisable and shall incorporate by reference the terms and conditions of this Plan.

Section 5.    Stock Subject to Plan.

          (a) The maximum number of shares of Common Stock that may be issued pursuant to all Options granted under this Plan is 75,000 subject to adjustment as provided in Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "Share Limitation").

          (b) Notwithstanding Sections 4(a) and (b) of this Plan, no Option shall be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares of Common Stock issuable at any time pursuant to such Option, plus (ii) the number of shares of Common Stock that have previously been issued pursuant to the exercise of Options granted under this Plan, plus
(iii) the maximum number of shares of Common Stock that may be issued at any time thereafter pursuant to the exercise of Options granted under this Plan that are outstanding on such date, does not exceed the Share Limitation.

Section 6.    Duration of Plan.

          (a) No Options shall be granted under this Plan after April 8, 2006. Although shares of Common Stock may be issued after April 8, 2006 pursuant to Options granted prior to such date, no Common Shares shall be issued under this Plan after April 8, 2016.

Section 7.    Adjustments for Changes in Capitalization.

          If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company thorough reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board of Directors, an appropriate and proportionate adjustment shall be made in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan.

Section 8.    Amendment and Termination of Plan.

          The Board may amend or terminate this Plan at any time and in any manner. However, (a) no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, (b) no such amendment shall be effective without the approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Act, or the applicable rules of any securities exchange, and (c) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Act, this Plan may not be amended more than once every six months.

Section 9.    Effective Date of Plan.

          This Plan shall be effective as of April 8, 1996, the date upon which it was approved by the Board; provided, however, that no shares of Common Stock shall be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

Section 10.   No Rights as Stockholder and Rights of Directors.

          Neither the recipient of an Option under this Plan nor an Optionee's successor or successors in interest shall have rights as a stockholder of the Company with respect to any shares of Common Stock subject to an Option granted to such person until the date of issuance of a stock certificate for such shares of Common Stock. Neither this Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time or at any particular rate of compensation.

Section 11.   Governing Law.

          This Plan and all rights and obligations under this Plan shall be construed in accordance with and covered by the laws of the State of Delaware.

COMMON STOCK                         PROXY                   BOARD OF DIRECTORS

                  ORCHARD SUPPLY HARDWARE STORES CORPORATION

  The undersigned hereby appoints Maynard Jenkins or Stephen M. Hilberg, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $.01 par value per share ("Common Stock"), of ORCHARD SUPPLY HARDWARE STORES CORPORATION, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of ORCHARD SUPPLY HARDWARE STORES CORPORATION, to be held at 2:00 P.M., Pacific Time, on May 23, 1996 at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California and any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.


                                         SEE
                                       REVERSE
                                         SIDE

PLEASE MARK YOUR CHOICES LIKE THIS [X]

THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND APPROVAL OF PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS

   FOR ALL NOMINEES LISTED BELOW            WITHOUT AUTHORITY
     (EXCEPT AS MARKED TO THE                  TO VOTE FOR
         CONTRARY BELOW)                       ALL NOMINEES
             [_]                                   [_]

 (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below):

               Mac Allen Culver        Matt L. Figel          Morton Godlas
               William A. Hall         Stephen M. Hilberg     Maynard Jenkins
               J. Frederick Simmons    Ronald P. Spogli

2. Proposal to approve the amendment to the 1993 Stock Option Plan.

               FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

3. Proposal to approve the 1996 Non-Employee Directors Stock Option Plan.

               FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

4. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 26, 1997.

               FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

5. Such other matters as may properly come before the meeting.

  Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR approval of Proposals 2, 3 and 4; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

  All Proxies to vote at said Meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated April 10, 1996, is hereby acknowledged.

  Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of ORCHARD SUPPLY HARDWARE STORES CORPORATION.

Signature(s) ____________________________   Date _______________________ , 1996

Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title.